EXHIBIT 99.2
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                                LETTER AGREEMENT

                           201 MAIN STREET, SUITE 3100
                             FORT WORTH, TEXAS 76102


                                October 16, 2002

Lone Star Technologies, Inc.
15660 N. Dallas Parkway, Suite 500
Dallas, Texas  75248
Attention:  Mr. Robert F. Spears
Vice President, General Counsel and Secretary
Gentlemen:

         Lone Star Technologies, Inc. ("Lone Star") has offered to include Keystone, Inc. ("Keystone") as a selling stockholder in Lone Star's Registration Statement on Form S-3 (the "Registration Statement") to enable Keystone to sell up to 1,000,000 shares of Lone Star common stock under the Registration Statement.

         In consideration of Lone Star's inclusion of Keystone's common stock in the Registration Statement, each of Keystone, Alpine Capital, L.P. and The Anne
T. and Robert M. Bass Foundation hereby agrees to execute a lock-up agreement, if requested by Lone Star or the underwriters, in connection with any offering of common stock (or securities convertible into common stock) by Lone Star under the Registration Statement so long as such stockholders continue to hold in the aggregate greater than 5% of the outstanding common stock of Lone Star. Any such lock-up agreement will be on customary terms and will be for a period of time ending no more than 90 days after the closing of each offering of such securities under the Registration Statement.


                                            Sincerely yours,

                                            ALPINE CAPITAL, L.P.

                                            By: Algenpar, Inc., General Partner

                                            By: /s/ KEVIN G. LEVY
                                                -------------------------------
                                            Name: Kevin G. Levy
                                                 ------------------------------
                                            Its: Vice President
                                                 ------------------------------


                                            KEYSTONE, INC.

                                            By: /s/ KEVIN G. LEVY
                                                -------------------------------
                                            Name: Kevin G. Levy
                                                 ------------------------------
                                            Its: Vice President
                                                 ------------------------------

                                            THE ANNE T. AND ROBERT M. BASS
                                            FOUNDATION

                                            By: /S/ GARY W. REESE
                                               --------------------------------
                                            Name:  Gary W. Reese
                                                   ----------------------------
                                            Its: Assistant Treasurer
                                                 ------------------------------